UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 26, 2021

CORTLAND BANCORP INC

(Exact name of registrant as specified in its charter)

Ohio	001-38827	34-1451118
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

194 West Main Street, Cortland, Ohio 44410

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (330) 637-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, No Par Value	CLDB	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to Vote of Security Holders

On October 26, 2021, Cortland Bancorp (“Cortland”) held the Special Meeting of Shareholders. In conjunction with the Special Meeting, shareholders were asked to vote on three proposals, the voting results of each of which is provided below. Each proposal submitted to shareholders was approved by the shareholders entitled to vote at the Special Meeting. Prior to the Special Meeting, Cortland delivered a definitive proxy statement/prospectus (the “Proxy Statement”) to its shareholders describing the Special Meeting, each of the proposals to the proposed merger of Cortland and Farmers National Banc Corp. (“Farmers”) and related information. The Proxy Statement was filed with the U.S. Securities and Exchange Commission on September 23, 2021.

As of the close of business on September 22, 2021, the record date for the Special Meeting, there were 4,256,187 of Cortland’s common shares outstanding and entitled to vote. 2,905,713 of Cortland’s common shares were represented at the Special Meeting by proxy or by attending the Special Meeting, representing approximately 68% of Cortland’s common shares outstanding as of the record date and entitled to vote at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting. The following are the final voting results on the proposals, each of which is more fully described in the Proxy Statement.

Proposal 1: To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of June 22, 2021 (the “merger agreement”), among Cortland and Farmers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,782,131	119,616	3,967	0

Proposal 2: To vote on an advisory (non-binding) proposal to approve the compensation that may become paid or payable to the named executive officers of Cortland that is based on or otherwise relates to the merger.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,374,809	432,169	98,735	0

Proposal 3: To adjourn Cortland’s Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger agreement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,744,963	144,092	16,659	0

With respect to Proposal 3, although Proposal 3 would have received sufficient votes to be approved, no motion was made because the adjournment of the Special Meeting was determined not to be necessary or appropriate.

Subject to the satisfaction or waiver of all of the conditions to the closing of the merger in the merger agreement, the merger is expected to be completed on November 1, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTLAND BANCORP

By:	/s/ James M. Gasior
James M. Gasior, President

Date:	October 26, 2021